Exhibit 99.2

[FORM OF PROXY]

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK  EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

COMMUNITY BANKERS TRUST CORPORATION	Your Internet or phone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by [ ], Eastern Time, on [ ], 2021.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY	Please mark your votes like this

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

	FOR	AGAINST	ABSTAIN

1. A proposal to approve the Agreement and Plan of Reorganization, dated as of June 2, 2021, by and between United Bankshares, Inc. and Community Bankers Trust Corporation, and related plan of merger, as each may be amended from time to time, pursuant to which Community Bankers Trust Corporation will merge with and into United Bankshares, Inc.

	☐	☐	☐	4. To act upon any other matter that may properly come before the meeting or any adjournment thereof. Management knows of no other business to be brought before the meeting.

2. A proposal to approve, in a non-binding advisory vote, certain compensation that may become payable to Community Bankers Trust Corporation’s named executive officers in connection with the merger.	☐	☐	☐

3. A proposal to adjourn the meeting to a later date or dates, if necessary to solicit additional proxies to approve Proposal 1.	☐	☐	☐

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature Signature, if held jointly

Date                         , 2021.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give title as such.

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

COMMUNITY BANKERS TRUST CORPORATION

The undersigned appoints Rex L. Smith, III, Bruce E. Thomas and John M. Oakey, III, and each or any of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of common stock of Community Bankers Trust Corporation (the “Company”) held of record by the undersigned at the close of business on [                ] at the Special Meeting of Shareholders of the Company to be held at [                ] on [                ], or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMUNITY BANKERS TRUST CORPORATION.

(Continued, and to be marked, dated and signed, on the other side)